NONSOLICITATION AGREEMENT

THIS NONSOLICITATION AGREEMENT (this "Agreement") is entered into as of __________, 2012 by and between Harris & Harris Group, Inc. (the "Company") and ____________ (the "Employee").

WHEREAS, the Company and the Employee acknowledge that the Employee is currently party to a Restricted Stock Award Agreement dated as of [ ], 2012, entered into pursuant to the Amended and Restated Harris & Harris Group, Inc. 2012 Equity Incentive Plan (the “Existing Restricted Stock Award Agreement”); and

WHEREAS, the Company and the Employee acknowledge that until the Employee terminates his or her employment with the Company the Employee may become party to one or more additional restricted stock award agreements entered into pursuant to the Amended and Restated Harris & Harris Group, Inc. 2012 Equity Incentive Plan (the "Future Restricted Stock Award Agreement(s)"; and, in the event such Future Restricted Stock Award Agreement(s) are implemented, together with the Existing Restricted.

NOW THEREFORE, in consideration of the recitals above and the mutual promises and obligations contained in this Agreement and in the Restricted Stock Award Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are mutually hereby acknowledged, the Company and the Employee agree as follows:

1. Nonsolicitation. At all times commencing on the date first written above and extending for a period which equals (1) year from the date that the Employee’s employment with the Company is terminated for any reason, the Employee agrees that he or she will not directly or indirectly, on his or her account or on account of any other individual or entity, (y) solicit, hire or in any manner induce or encourage any person employed by the Company or any of its affiliates, to leave its employ or service with the Company or (z) offer or cause to be offered employment to any person who was employed by the Company or any of its affiliates, other than an outside director of the Company.

2. Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired. If any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

3. Governing Law. This Agreement shall be subject to and construed in accordance with the laws of the State of New York, without regard to its conflict of law rules. The Company and the Employee consent to the exclusive jurisdiction and venue in the federal and state courts of the State of New York, located in the City of New York, for the resolution of all disputes arising under, or relating to, this Agreement.

4. Waiver. The failure of the Company to enforce any of this Agreement's terms, provisions or covenants shall not be construed as a waiver of the same or of the right of the Company to enforce the same. Waiver by the Company of any breach or default by the Employee, or any other employee under a similar agreement, of any term or provision of this Agreement shall not operate as a waiver of any other breach or default.

5. Acknowledgment of Representation. The Employee acknowledges that he or she is represented by legal counsel or had sufficient opportunity to consult with such counsel in connection with this Agreement, has been apprised of its terms and agrees with its conditions.

6. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the Employee's rights and obligations under this Agreement are personal to him or her and may not be assigned or delegated to any other person. This Agreement shall be binding upon, and inure to the benefit of the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

7. Entire Agreement. This Agreement and the Restricted Stock Award Agreements constitute the entire agreement between the Company and the Employee with respect to the subject matter hereof and supersede all prior negotiations, representations, discussions, arrangements, understandings and agreements concerning their subject matter. This Agreement may not be amended or modified other than by a writing signed by the Employee and a duly authorized representative of the Company.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first written above.

EMPLOYEE	COMPANY
By:	By:
Sandra M. Forman
General Counsel